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                                                                   EXHIBIT 23.03

           CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, filed on or about January 26, 2001, of Niku Corporation of our report dated April 14, 2000 relating to the consolidated financial statements of ABT Corporation as of December 31, 1999 and for each of the three years on the period then ended, which appears in the Current Report on Form 8-K/A of Niku Corporation dated August 4, 2000.


PricewaterhouseCoopers LLP

New York, NY
January 25, 2001